UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 27, 2018

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02 Results of Operations and Financial Condition.

On May 3, 2018, Adverum announced that, as of March 31, 2018, Adverum had $247.0 million in cash, cash equivalents and marketable securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Amber Salzman, Ph.D.

On May 1, 2018, the Board of Directors of Adverum Biotechnologies, Inc. (“Adverum”) and Amber Salzman, Ph.D., Adverum’s President and Chief Executive Officer, reached the mutual decision that Dr. Salzman would step down as President and Chief Executive Officer and as a director of Adverum, effective as of May 3, 2018 (the “Separation Date”). The Board and Dr. Salzman have agreed that at this important time Adverum is best served by a chief executive officer based out of the company’s headquarters, rather than commuting weekly from the East Coast. Dr. Salzman’s employment and service as a director with Adverum ceased on the Separation Date. Adverum has initiated a search for a President and Chief Executive Officer to replace Dr. Salzman.

Pursuant to the Change in Control and Severance Agreement, dated as of January 29, 2016, between Adverum and Dr. Salzman, Adverum expects: (i) to pay cash severance to Dr. Salzman equal to 12 months of her current base salary, less all applicable withholdings and deductions, paid in equal installments on Adverum’s regular payroll schedule over the 12-month period following the Separation Date (the “Severance Period”); provided, however, that no such severance payments will be made prior to the first payroll date occurring on or after the 60th day following the Separation Date; and (ii) to pay current health care coverage for a one year period following the Separation Date, with such payments to be grossed up for taxes (per the existing arrangement).

To provide for a smooth transition for Adverum’s stakeholders, including patients, Adverum has entered into a Separation and Consulting Agreement with Dr. Salzman pursuant to which Dr. Salzman will consult for Adverum for a period ending June 30, 2020. All outstanding equity awards previously granted to Dr. Salzman under Adverum’s equity incentive plans would continue to vest during the period of such consulting relationship. Dr. Salzman will be entitled to exercise any vested options until expiration of each such vested option in accordance with its terms.

Appointment of Leone Patterson as Interim President and Chief Executive Officer

Leone Patterson, Adverum’s current Senior Vice President and Chief Financial Officer, has been appointed to serve also as Adverum’s Interim President and Chief Executive Officer, effective as of the Separation Date, while Adverum conducts a search for a permanent President and Chief Executive Officer, and as such will be Adverum’s principal executive officer.

Ms. Patterson, age 55, has served as Adverum’s Chief Financial Officer since June 2016 and as Adverum’s Senior Vice President since February 2018. From March 2015 to June 2016, Ms. Patterson served as the Chief Financial Officer of Diadexus, Inc., a diagnostics company, where she was responsible for overseeing the company’s finance function. Prior to that, Ms. Patterson was Vice President and Chief Financial Officer of Transcept Pharmaceuticals, Inc., a biopharmaceutical company, from June 2012 until it was acquired by Paratek Pharmaceuticals Inc. in October 2014, where she was responsible for overseeing the company’s finance function. From November 2010 to June 2012, Ms. Patterson served as Vice President and Global Corporate Controller of NetApp, Inc., a data management and storage company. From July 2007 to November 2010, Ms. Patterson was Vice President of Finance at Exelixis, Inc, a biopharmaceutical company. Before Exelixis, Ms. Patterson served as Vice President of Global Business Planning and Analysis of the Vaccines and Diagnostics Division of Novartis AG, a biopharmaceutical company, from April 2006 to July 2007. From 1999 to 2006, she held several positions, including Vice President, Corporate Controller, at Chiron, a biotechnology company (now part of Novartis AG). From 1989 to 1999, Ms. Patterson worked in the audit practice of accounting firm KPMG, where she held various positions including Senior Manager. Ms. Patterson earned a B.S. in business administration and accounting from Chapman University and an executive M.B.A. from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

Departure of Athena Countouriotis, M.D.

On April 27, 2018, Athena Countouriotis, M.D., Senior Vice President and Chief Medical Officer of Adverum, informed Adverum of her decision to resign as an officer and employee of Adverum. Her resignation will be effective May 11, 2018. Adverum has initiated a search for a Chief Medical Officer to replace Dr. Countouriotis.

Appointment of Linda Neuman as Interim Chief Medical Officer

Linda Neuman, M.D., Adverum’s current Vice President of Clinical Development, has been appointed to serve also as Adverum’s Interim Chief Medical Officer, while Adverum conducts a search for a permanent Chief Medical Officer, and as such will have responsibility for the oversight of Adverum’s ongoing clinical trial and any future clinical trials.

Dr. Neuman has 25 years of experience in the biotechnology industry and in clinical practice treating patients. Most recently, Dr. Neuman served as vice president, clinical development at Sunesis Pharmaceuticals, Inc. where she led the filing of an Investigational New Drug application and initiated a Phase 1b/2 clinical study in patients. Before Sunesis, she worked with Puma Biotechnology, Inc. as senior medical director, oncology. Previously, Dr. Neuman was medical director of oncology at Onyx Pharmaceuticals, where she served as clinical lead on the global product development team. Earlier in her career, Dr. Neuman held roles of increasing responsibility at Covidien Pharmaceuticals, Millennium Pharmaceuticals, Inc., and Schering-Plough. She began her career in clinical practice as an internist. Dr. Neuman earned an M.D. and B.S. in biology from Southern Illinois University. Dr. Neuman also received an M.B.A from Indiana Wesleyan University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: May 3, 2018	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer